UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2006

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-19793	84-11698358
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
303 East 17th Avenue, Suite 660
Denver, Colorado 80203
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 785-8080
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On January 19, 2006, Metretek Technologies, Inc., a Delaware corporation (the “Company”), issued a written Notice of Redemption to all holders of its warrants (the “Warrants”) issued in a May 2004 private placement of its common stock, par value $.01 per share (“Common Stock”) that remained issued and outstanding. In the Notice of Redemption, as permitted in accordance with the terms of the Warrants, the Company exercised its right to call the Warrants by requiring the exercise of all of the outstanding and unexercised Warrants on or before 6:30 p.m., New York City time, on February 19, 2006 (the “Call Date”). The Company has the right to repurchase, in cash, any Warrants that remain outstanding and unexercised after the Call Date at a price equal to $.01 (the “Call Price”) multiplied by the number of shares of Common Stock of the Company into which such unexercised Warrants would have been exercisable (the “Warrant Shares”). All conditions to and requirements for the Company to issue the Notice of Redemption of the Warrants have been satisfied.
     Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $3.41 per share, subject to adjustment in certain events, at any time until 6:30 p.m., New York City time, on the Call Date, and the Warrants will remain exercisable pursuant to their terms until such date and time. The resale of the Warrant Shares by the holders of the Warrants is registered by the Company’s Registration Statement on Form S-3, Registration No. 333-116155 and Registration No. 333-96369, and covered by the prospectus included therein dated November 21, 2005.
     The amount of the cash proceeds that the Company will receive will depend upon the number of warrants exercised for cash; if all outstanding warrants are exercised for cash, the Company will receive proceeds of approximately $2.8 million. The Company intends to use the proceeds primarily to repay its highest interest-rate bearing indebtedness and for general corporate purposes.
     On January 20, 2006, the Company issued a press release announcing the redemption of the Warrants, a copy of which is attached hereto as Exhibit 10.1 incorporated herein by this reference. A copy of the Notice of Redemption is attached hereto as Exhibit 10.2, and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
10.1	Press Release of Metretek Technologies, Inc., issued January 20, 2006, announcing the call of the warrants for exercise or redemption.

10.2	Notice of Redemption of Warrants, dated January 19, 2006, issued by Metretek Technologies, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ W. Phillip Marcum
W. Phillip Marcum
President and Chief Executive Officer

Dated: January 20, 2006

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